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                                                                    EXHIBIT 23.8

                             Wise & Associates, Inc.


                                                              February 1, 2001


Financial Industries Corporation
6500 River Place Blvd., Building One
Austin, Texas 78730


We hereby consent to the inclusion of the summary of our appraisal report and analysis provided to Financial Industries Corporation in the Registration Statement on Form S-4 and related joint proxy statement/prospectus of Financial Industries Corporation for the registration of its common stock in connection with the merger of ILCO Acquisition Company with and into InterContinental Life Corporation, including any filing of such report as may be required by the Securities and Exchange Commission.

                                                   Very truly yours,

                                                   Wise & Associates, Inc.


                                                   By: /s/ GEORGE WISE
                                                       -------------------------
                                                       George Wise